                                                                   EXHIBIT 10(K)

                               SOUTHERN NATIONAL

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

                           Effective January 1, 1989

                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
ARTICLE I      STATEMENT OF PURPOSE.....................................   1

ARTICLE II     DEFINITIONS..............................................   2

ARTICLE III    ELIGIBILITY AND PARTICIPATION............................  14

ARTICLE IV     RETIREMENT BENEFITS......................................  15

ARTICLE V      PRE-RETIREMENT SURVIVOR BENEFITS.........................  17

ARTICLE VI     DISABILITY BENEFITS......................................  18

ARTICLE VII    SEVERANCE BENEFITS.......................................  20

ARTICLE VIII   NONCOMPETITION...........................................  21

ARTICLE IX     COMMITTEE................................................  24

ARTICLE X      AMENDMENT AND TERMINATION................................  26

ARTICLE XI     MISCELLANEOUS............................................  28

ARTICLE XII    CONSTRUCTION.............................................  33

                                   ARTICLE I
                                   ---------

                             STATEMENT OF PURPOSE
                             --------------------

     This Plan is designed to enhance the earnings and growth of Southern National Corporation and its Participating Subsidiaries. The Plan provides benefits to or on behalf of selected key management employees which supplement retirement and survivor benefits payable from the Southern National Retirement Plan, a qualified defined benefit pension plan. Such supplemental benefits are intended to enable Southern National to attract and retain superior key management employees and to give such employees additional incentive to make Southern National more profitable.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     When used herein and capitalized, the following terms shall have the meanings denoted, unless the context clearly requires otherwise.

          2.01  Actuarial Equivalent and Actuarially Equivalent.  A form of
                -----------------------------------------------
benefit differing in time, period or manner of payment from a specified benefit provided by this Plan or provided by the Pension Plan, but having the same value when computed using the same assumptions used for computing actuarial equivalence under the Pension Plan.

          2.02  Change in Control.  A Change in Control shall be deemed to have
                -----------------
occurred upon the happening of any of the following:

          (a) the adoption of a plan of merger or consolidation of Southern National Corporation with any other corporation or association as a result of which the holders of the voting capital stock of Southern National Corporation would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

          (b) the occurrence of any event (including, without limitation, any merger or consolidation) as a result of which Southern National Corporation is not the owner beneficially and of record of 50% or more of the voting power of the capital stock of Southern National Bank of North Carolina, N.A. (the "Bank");

          (c) the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Southern National Corporation or the Bank (other than as security for the obligations of Southern National Corporation or the Bank);

          (d) the approval by the shareholders of Southern National Corporation or the Bank of any plan or proposal for the liquidation or dissolution of Southern National Corporation or the Bank;

          (e) the acquisition by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")), other than any Trustee under any employee benefit plan of Southern National Corporation or the Bank, and persons (as such term is so used) who are then affiliates and associates (as defined on January 1, 1989 in Rule 12b-2 under the Exchange Act) of such person, or any one of them, after the date this Plan is executed, directly or indirectly, of beneficial ownership (as defined on January 1, 1989 in Rules 13d-3 and 13d-5 under the Exchange Act) of securities of Southern National Corporation representing in the aggregate 20% or more of the voting power of all then outstanding securities of Southern National Corporation having the right under ordinary circumstances to vote in an election of the Board of Directors of Southern National Corporation (without limitation, any securities having such voting power that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion of rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person); or

     (f) the failure, for any reason, during any period of two consecutive years, of the individuals who at the beginning of such period constitute the entire Board of Directors of Southern National Corporation (the "Board") and any new directors whose election by the Board, or whose nomination for election by the shareholders, shall have been approved by a vote of at least two-thirds (2/3) of the directors of the Board then still in office who either were directors at the beginning of the period or whose election nomination for election shall previously have been so approved, to constitute a majority of the members of the Board.

     2.03 Code. The Internal Revenue Code of 1986, as amended, and as it may be
          ----
amended from time to time.

     2.04 Committee. The committee which administers the Plan and which is more
          ---------
particularly described in Article VIII below. The Committee shall be made up of the individuals who hold the following offices of Southern National Bank of North Carolina, N.A.: Chairman of the Board of Directors, President, Director of Human Resources, and Chief Financial Officer.

     2.05 Company. Southern National Corporation, Participating Subsidiaries,
          -------
and any successor by merger, acquisition or otherwise. All references to "Company" shall be applied to each such Company as if the Plan were solely the Plan of such Company.

          2.06  Credited Service.  This term shall have the meaning the Pension
                ----------------
Plan ascribes to such term, except that for purposes of this Plan a Participant shall be credited with Credited Service for any period he is under a Total Disability.

          2.07  Designated Beneficiary.  One or more beneficiaries, as
                ----------------------
designated by a Participant in writing delivered to the Committee, to whom certain SERP Pre-Retirement Death Benefits shall be paid pursuant to the provisions of Article V below. In the event no such written designation is made by the Participant or such beneficiary shall not be living or in existence at the time payments are to commence, the Participant shall be deemed to have designated his estate as such beneficiary.

          2.08  Early Payment Reduction Percentage.  The sum of (A) and (B)
                ----------------------------------
where (A) is the product of one thousand six hundred and sixty-seven ten thousandths percent (.1667%) multiplied by the number of such whole calendar months by which the date of the first monthly payment of a Participant's SERP Retirement Benefit precedes the month of his sixty-fifth (65th) birthday, and where (B) is the product of one-half of one percent (.50%) multiplied by the number of whole calendar months, in excess of sixty (60), by which the date of the first monthly payment of the Participant's SERP Retirement Benefit precedes the month of his sixty-fifth (65th) birthday.

          2.09  Early Retirement Date.  The date on which a Participant under
                ---------------------
this Plan who has attained at least age fifty-five (55) and has at least fifteen
(15) years of Credited Service terminates employment with the Company prior to attaining age sixty-five (65).

          2.10  Eligible Spouse.  The person, if any, who is legally married to
                ---------------
the Participant on the Participant's date of death; provided however that such term shall not include a spouse who on the date of death is legally separated from the Participant pursuant to a court order or written agreement between the Participant and spouse.

          2.11  ERISA.  The Employee Retirement Income Security Act of 1974, as
                -----
amended, and as it may be amended from time to time.

          2.12  ERISA Excess Benefit.
                --------------------

                (a) If the Participant is married, the difference between (i) the monthly amount he would receive as the primary annuitant of a joint and seventy-five percent (75%) survivor annuity which is Actuarially Equivalent to his Unlimited Pension Plan Benefit and which commences when his SERP Retirement Benefit commences, and (ii) his Pension Plan Benefit.

                (b)  If the Participant is not married, the difference between
(i) the monthly amount he would receive as the annuitant of a level life and ten-year certain annuity which is Actuarially Equivalent to his Unlimited Pension Plan Benefit and which commences when his SERP Retirement Benefit commences, and (ii) his Pension Plan Benefit.

     For purposes of this Section and Section 2.19, (A) a "joint and seventy-five percent (75%) survivor annuity" means an annuity providing a monthly benefit for the life of the Participant with a monthly benefit payable to his surviving spouse, if any, for the remainder of her life in an amount equal to seventy-five percent (75%) of the monthly benefit payable to him during his lifetime; and (B) a "level life and ten-year certain annuity" means an annuity providing a monthly benefit payable for a minimum of one hundred and twenty (120) months and, if longer, for the life of the Participant.

          2.13  Final Average Earnings.  A Participant's average Monthly
                ----------------------
Earnings (as defined in Section 2.14) for the sixty (60) calendar months during which his Monthly Earnings were the highest (which sixty months may or may not be consecutive) within the one hundred and twenty (120) calendar months (or if less the total number of calendar months during which he was employed with the Company) immediately preceding the earliest to occur of his Severance Date, date of death, or date his employment with the Company terminates by reason of Total Disability. In the event the Participant does not have at least sixty (60) months of employment with the Company, Final Average Earnings shall mean the average Monthly Earnings for his total period of employment.

          2.14  Monthly Earnings.  Monthly Earnings, for any calendar month,
                ----------------
shall mean the quotient obtained by dividing by twelve (12) the total earnings paid to a Participant by the Company during the calendar year in which the calendar month falls. For purposes of the preceding sentence, "total earnings paid to a Participant by the Company during the calendar year" shall mean the total earnings paid by the Company to the Participant reported or reportable for that calendar year on U.S. Treasury Department Wage and Tax Statement Form W-2 or similar form required for such purpose, increased by (i) any deferrals under the Southern National Employee Stock Ownership Plan as amended from time to time, and (ii) any reductions in compensation resulting from participation in any deferred compensation plan or cafeteria plan to the extent that such deferrals and reductions are excluded from reporting on Form W-2 or other similar form required for such purpose. For purposes of the preceding sentence, noncash items, including company car income and income from stock options, and benefits paid under this Plan or any other employee benefit plan of the Company shall be excluded from "total earnings paid to a Participant by the Company during the calendar year."

          2.15  Normal Retirement Date.  The first day of the month next
                ----------------------
following the month of the Participant's sixty-fifth (65th) birthday.

          2.16  Participant.  An employee selected by the Committee pursuant to
                -----------
the provisions of Article III to
participate in this Plan. The Committee may designate new Participants as it, in its sole discretion, deems proper.

          2.17  Participating Subsidiary.  Each subsidiary of Southern National
                ------------------------
Corporation who, pursuant to action duly adopted by its board of directors, has adopted this Trust Agreement. "Subsidiary" means a corporation over 50% of the voting stock of which is owned by Southern National Corporation, by another subsidiary or other subsidiaries of Southern National Corporation. The foregoing notwithstanding, the Board of Directors of Southern National Corporation may designate any company affiliated with Southern National Corporation as a "subsidiary" for purposes of this Plan.

          2.18  Pension Plan.  The Southern National Retirement Plan as it may
                ------------
be amended from time to time.

          2.19  Pension Plan Benefit. One-twelfth (1/12th) of the annual amount
                --------------------
of the benefit which would be payable to a Participant under the Pension Plan if the Participant's vested accrued benefit in the Pension Plan were paid as follows:

          (A) In the case of a married Participant, in the form of a joint and seventy-five percent (75%) survivor annuity which is Actuarially Equivalent to his vested accrued benefit in the Pension Plan and which commences when his SERP Retirement Benefit commences;

          (B) In the case of an unmarried Participant, in the form of a level life and ten-year certain annuity which is Actuarially Equivalent to his vested accrued benefit in the Pension Plan and which commences when his SERP Retirement Benefit commences.

     The foregoing assumptions are made solely for purposes of this Plan, and such assumptions shall apply without regard for the form in which or the time at which a Participant's vested accrued benefit under the Pension Plan is actually paid or authorized to be paid.

          2.20  Plan. This Southern National Supplemental Executive Retirement
                ----
Plan (SERP) as contained herein and as it may be amended from time to time.

          2.21  Postponed Retirement Date. The first day of the month next
                -------------------------
following the month of the Participant's Severance Date if such Severance Date is later than his Normal Retirement Date.

          2.22  SERP Retirement Benefit. Subject to Section 4.03 below, an
                -----------------------
amount equal to the greater of (A) or (B) below:


     (A) The product of (1) the Participant's Target Retirement Benefit reduced by the sum of (i) his Pension Plan Benefit and (ii) fifty percent (50%) of his Social Security Benefit, multiplied by (2) the difference between one hundred percent (100%) and the Early Payment Reduction Percentage.

     (B)  The Participant's ERISA Excess Benefit.

          2.23  Severance Date.  The date on which a Participant terminates his
                ---------------
employment with the Company other than by reason of death; provided, however, that if his employment with the Company terminates prior to Early or Normal Retirement by reason of the onset of Total Disability, then his Severance Date shall be the earlier of (a) the date such Total Disability ceases and he does not return to the employ of the Company or (b) the date he first becomes eligible to retire on his Early Retirement Date or Normal Retirement Date.

          2.24  Social Security Benefit.  An amount equal to the annual Primary
                -----------------------
Old Age Insurance benefit to which the Participant would be entitled to receive commencing on his Normal Retirement Date (assuming that he will have no earnings after such date that would cause a reduction in such benefit) under the Federal Social Security Act, as such Act is in effect on the Participant's Severance Date, divided by twelve (12). The Social Security Benefit shall be calculated on the basis of the Participant's estimated earnings history, constructed as follows:

     (a) If the Participant has not reached age sixty-five (65) on his Severance Date, it shall be assumed that he will receive no additional compensation during the period between his Severance Date and his attainment of age sixty-five (65);

     (b) The Participant's Monthly Earnings shall be used for the one hundred and twenty (120) calendar month period

          (or for the Participant's total months of employment if shorter) that is considered in the determination of Final Average Earnings; and

     (c) For years beginning the later of 1951, or the calendar year in which the Participant attained age twenty-two (22), and ending with the year immediately preceding the period described in (b) above, the Participant's wages for purposes of the Federal Social Security Act shall be calculated by projecting backwards, using a salary scale of six percent (6%) per annum, his Monthly Earnings for the earliest calendar year in the period described in (b) above.

     Notwithstanding the foregoing, a Participant shall have the right to have his Social Security Benefit recomputed on the basis of his actual Social Security earnings history by providing appropriate documentation to the Committee. For a Participant whose Social Security full-benefit retirement age is later than age sixty-five (65), the Social Security Benefit shall be determined at age sixty-five (65) subject to applicable Social Security reduction for months before his full-benefit retirement age.

          2.25 Target Retirement Benefit. An amount equal to fifty-five percent
               -------------------------
(55%) of the Participant's Final Average Earnings.

          2.26 Total Disability. Total disability shall have the same meaning as
               ----------------
is ascribed to such term by the long-term disability benefits plan sponsored by the Company and in which the Participant participates. If the Participant does not participate in such plan or if the Company does not sponsor such a plan, then the Participant shall be under a Total Disability if by reason of sickness or injury he cannot perform each of the material duties of his regular occupation; provided, however, that after the first twenty-four (24) months he shall be under a Total Disability if he cannot perform each of the material duties of any gainful occupation for which he is reasonably fitted by training, education or experience.

          2.27  Unlimited Pension Plan Benefit. The vested accrued benefit to
                ------------------------------
which the Participant would have been entitled under the Pension Plan if such benefit were computed without giving effect to the compensation and annual benefit limitations as set forth in Sections 401(a)(17) and 415 of the Code and corresponding provisions of the Pension Plan.

                                  ARTICLE III
                                  -----------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.01 Eligibility. The Committee shall have the sole discretion to
          -----------
determine the employees of the Company who are eligible to become Participants; provided, however, that no employee who is not a member of the "select group of management or highly compensated employees," as defined in Sections 201(2), 301(a)(3) and 401(a) of ERISA shall be eligible to become a Participant in the Plan.

     3.02 Participation. The Committee shall cause those employees selected by
          -------------
it to become Participants to be notified of their participation and of the benefits available to them under the Plan. Once selected to participate in the Plan, a Participant shall remain a Participant as long as he is employed by the Company.

                                  ARTICLE IV
                                  ----------

                              RETIREMENT BENEFITS
                              -------------------

          4.01  Retirement.
                ----------
                (a)  Benefit Payable to Participant.  Upon a Participant's
                     ------------------------------
retirement on his Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, the Company shall make monthly payments to the Participant of his SERP Retirement Benefit commencing with the month immediately following the month of the Participant's Severance Date and continuing for each month thereafter until and including the month of his death.

                (b)  Spousal Survivor Benefit. Upon the death of a retired
                     ------------------------
Participant who is either receiving or entitled to receive a SERP Retirement Benefit, the Company shall make monthly payments to the Participant's Eligible Spouse, if any, commencing with the month next following the month of the retired Participant's death and continuing for each month thereafter until and including the month of the Eligible Spouse's death. Each monthly payment shall equal seventy-five percent (75%) of the monthly amount of the deceased participant's SERP Retirement Benefit.

          4.02  Reemployment of Retired Participant.  A retired Participant
                -----------------------------------
receiving or eligible to receive supplemental retirement benefits under this Plan and who is reemployed by the Company shall not be entitled to any increased benefits under
                                      15
this Plan by reason of accumulating additional years of Credited Service or Monthly Earnings after his reemployment.

          4.03  Actuarial Reduction.  Notwithstanding the foregoing provisions
                -------------------
of Sections 2.22 and 4.01, in the event the Eligible Spouse is more than ten
(10) years younger than the Participant, the monthly amount of the Particpant's SERP Retirement Benefit (as otherwise calculated under Sections 2.22 and 4.01(a) above) and, consequently, the derivative spousal survivor benefit under Section 4.01(b), shall be reduced in order that the Participant's SERP Retirement Benefit and the spousal survivor benefit, when considered together, is the Actuarial Equivalent of the benefits that would be payable to the Participant and his Eligible Spouse if the Eligible Spouse were ten (10) years younger than the Participant.

                                   ARTICLE V
                                  ----------

                       PRE-RETIREMENT SURVIVOR BENEFITS
                       --------------------------------


          5.01  Death Benefit.
                -------------

                (a) If a Participant who has not attained age sixty-five (65) dies prior to his Severance Date, the Company shall pay to the Participant's Eligible Spouse or, if none, his Designated Beneficiary a monthly benefit for one hundred and eighty (180) consecutive months. The amount of the monthly benefit shall equal twenty percent (20%) of the Participant's Final Average Earnings. The benefits shall commence in the first month following the month of the Participant's death.

                (b) If a Participant who has attained age sixty-five (65) dies prior to his Severance Date, he shall be considered to have retired on the day before his death and, accordingly, the Company shall pay to his Eligible Spouse, if any, the spousal survivor benefit set forth in Section 4.01(b).

                (c) Except as set forth in this Article V, no survivor benefit is payable under this Plan if a Participant dies prior to his Severance Date.

                                  ARTICLE VI
                                  ----------

                              DISABILITY BENEFITS
                              -------------------

          6.01  Disability Prior to Retirement Date.
                -----------------------------------

                (a) Except as provided in Article IV in the case of retirement by Participants, this Plan provides no disability benefits.

                (b) If the Participant's employment with the Company terminates by reason of the onset of Total Disability, and the termination of employment occurs prior to the Participant's Early Retirement Date and Normal Retirement Date, then for purposes of qualifying for the Early Retirement Date the Participant will receive credit for Credited Service during his period of Total Disability. If the Participant's Total Disability continues until a Severance Date which qualifies him for a benefit under Article IV, his Final Average Earnings is calculated based on his Monthly Earnings during the one hundred and twenty (120) calendar month period immediately preceding the date on which his Total Disability commenced.

                (c) If the Participant's Total Disability ceases, and he does not return to regular active employment with the Company, then for the purpose of determining his years of Credited Service his employment shall be deemed terminated on the date that the Total Disability ceased.

                (d) The Committee may from time to time request that a Participant who is under a Total Disability submit to a medical examination or related series of examinations by a physician or physicians acceptable to the Committee to determine whether the Total Disability continues. A Participant's refusal to submit to such an examination or related series of examinations shall be deemed an admission by him that he is no longer under a Total Disability. All examinations requested by the Committee pursuant to this provision shall be at the expense of the Company.

                                  ARTICLE VII
                                  -----------

                              SEVERANCE BENEFITS
                              ------------------


          7.01  No Severance Benefits.  Except as provided in Article IV in the
                ---------------------
case of retirement by Participants, this Plan provides no severance benefits.

                                 ARTICLE VIII
                                 ------------

                                NONCOMPETITION
                                --------------


          Notwithstanding any provision of this Plan to the contrary but subject to the proviso below, if any Participant terminates employment with the Company for any reason and accepts employment with, or assumes any other position with, any national bank, state bank, savings and loan association, or any other similar financial institution with one or more offices in a state in which a subsidiary of Southern National Corporation has a banking office, the Participant shall forfeit all rights to all retirement and survivor benefits to which he, his Eligible Spouse, or his Designated Beneficiary is or may become entitled to under this Plan; provided, however, that no such forfeiture shall occur if, within two (2) years following a Change in Control, either the Company terminates the Participant's employment other than for cause or the Participant quits or resigns for good reason. Termination by the Company of the Participant's employment for "cause" shall mean termination due to (i) an act or acts of dishonesty by the Participant constituting a felony and resulting or intended to result in substantial gain or personal enrichment for the Participant at the expense of the Company or (ii) willful and continued failure by the Participant to substantially perform his duties with the Company, other than for incapacity due to mental or physical illness, after a written demand for substantial performance is
                                      21
delivered to the Participant by the Chairman of the Board of Directors of the Company which specifies how the Participant has failed to substantially perform his duties; provided, however, in no event shall the Participant's termination by the Company be considered to have been for cause if such termination shall have been the result of (i) the Participant's bad judgment or negligence, (ii) any act or omission without intent of gaining a profit to which the Participant was not legally entitled, or (iii) any act or omission believed by the Participant in good faith to have been in, or not opposed to, the interests of the Company. "Good reason" shall mean: (i) the assignment to the Participant of any duties inconsistent with his duties immediately prior to the Change in Control or any removal of the Participant from or any failure to reelect or reappoint the Participant to his positions, except in connection with promotions to higher office; (ii) a reduction by the Company in the Participant's base salary as in effect immediately prior to the Change in Control; (iii) the failure by the Company to maintain, and to continue the Participant's participation in, the Company's benefit or compensation plans as in effect immediately prior to the Change in Control (including but not limited to bonus and incentive compensation plans, stock option, bonus, award and purchase plans, life insurance, medical, health and accident insurance, disability plans and deferred compensation plans); or the taking of any action by the Company which would adversely affect the Participant's participation in or reduce the

Participant's benefits under any of such plans or deprive the Participant of any fringe benefit he enjoyed immediately prior to the Change in Control; or the failure to provide the Participant which the number of paid vacation days to which he was entitled under the Company's normal vacation policy in effect immediately prior to the Change in Control; (iv) the relocation of the Participant's office to anywhere other than a location within 25 miles of the Participant's office immediately prior to the Change in Control or the Company's requiring the Participant to be based anywhere other than within 25 miles of the Participant's office immediately prior to the Change in Control, except for required travel on the Company's business to an extent consistent with the Participant's business travel obligations immediately prior to the Change in Control; or (v) Total Disability.

                                  ARTICLE IX
                                  ----------

                                   COMMITTEE
                                   ---------

          9.01   Authority.  The Committee shall be responsible for the
                 ---------
administration and interpretation of the Plan, and shall have all powers necessary to enable it to carry out its duties in the administration and interpretation of the Plan, and shall have the duty and power to determine all questions that may arise hereunder as to the status and rights of Participants in the Plan.

          9.02   Voting.  The Committee shall act by a majority of the number
                 ------
then constituting the Committee, and such action may be taken either by vote at a meeting or in writing without a meeting.

          9.03   Records.  The Committee shall keep a complete record of all its
                 -------
proceedings and all data relating to the administration of the Plan. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          9.04   Liability.  No member of the Committee shall be personally
                 ---------
liable for any actions taken or omitted by the Committee unless the member's action or inaction involves willful misconduct. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Committee and each employee of the Company acting pursuant to the direction of the Committee from and against any and all liability, claims, demands, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any act or failure to act in connection with the administration of the Plan, except for any such act or failure to act that involves willful misconduct.

                                   ARTICLE X
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

     Southern National Corporation reserves the right, at any time and from time to time, by action of its Board of Directors, to amend or terminate the Plan, and each Participating Subsidiary reserves the right by action of its Board of Directors to terminate the Plan with respect to it and the Participants employed by it; provided, however, no such amendment or termination shall reduce or eliminate the benefits (including survivor benefits) of a Participant (or Eligible Spouse or Designated Beneficiary) to whom payments under this Plan have commenced or who is then eligible under Article IV to retire and begin receiving benefits under this Plan. In addition, each other Participant in the Plan on the date of such amendment or termination shall be entitled to benefits (including survivor benefits) under this Plan, at such times as such benefits would have been paid absent such amendment or termination, in an amount not less than the amount that would have been paid absent such amendment or termination multiplied by an "accrual fraction" (which may not exceed 1.0) the numerator of which is equal to the number of his years of Credited Service at the time of such amendment or termination and the denominator of which is equal to the lesser of fifteen (15) or the number of years of Credited Service he would have had if the Plan had not been amended or terminated and if he had continued in the employ of the Company until the date he attained age sixty (60);

provided, however, that upon and after a Change in Control, each Participant's accrual fraction shall be 1.0.

                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          11.01  Nonalienation of Benefits.  No right or benefit under the Plan
                 -------------------------
shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If a Participant or Eligible Spouse hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same, or any part thereof, for the benefit of the Participant or Eligible Spouse in such manner and in such amounts and proportions as the Committee may deem proper.

          11.02  No Trust Created.  The obligations of the Company to make
                 ----------------
payments hereunder shall constitute a liability of the Company to the Participants. Such payments shall be made from the general funds of the Company and the Company shall not be required to establish or maintain any special or separate fund, or to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant, Eligible Spouse, or Designated Beneficiary shall have any interest in any particular asset of the Company by reason of the obligations hereunder, and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Company. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant, Eligible Spouse, or Designated Beneficiary.

          11.03  No Employment Agreement.  Neither the execution of this Plan
                 -----------------------
nor any action taken by the Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an employee of the Company. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision herein restrict the right of any Participant to terminate his employment with the Company.

          11.04  Binding Effect.  Southern National Corporation and
                 --------------
Participating Subsidiaries shall be jointly and severally liable with respect to the obligations incurred pursuant to this Plan and such obligations shall be binding upon and inure to the benefit of their successors and assigns, and the Participant and his Eligible Spouse and Designated Beneficiary.

          11.05  Claims for Benefits.  Any Participant, Eligible Spouse or
                 -------------------
Designated Beneficiary claiming a benefit under this Plan must given written notification thereof to the Committee. If a claim is denied, it must be denied within a reasonable period of time and the denial must be accompanied by a written notice stating the following:

               (a)  Specific reason for the denial;

               (b) Specific reference to the Plan provision on which the denial is based;

               (c) Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary; and

               (d)  Explanation of the Plan's claims review procedure.

     The claimant will have 60 days to request a review of the denial by the Committee. The request for review must be in writing delivered to the Committee, which will then provide a full and fair review. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include the specific reasons and refer to the specific Plan provisions on which it is based.

          11.06  Entire Plan.  This document and any amendments hereto contain
                 -----------
all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

          11.07  Merger or Consolidation.  In the event of a merger or a
                 -----------------------
consolidation of the Company or a Participating Subsidiary with another corporation or entity, or the acquisition of substantially all of the assets or outstanding stock of the Company or a Participating Subsidiary by another corporation or entity, then and in such event the obligations and responsibilities of such merged or acquired corporation under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

          11.08  Payment to Incompetent.  The Committee shall make the payments
                 ----------------------
provided herein directly to a Participant or beneficiary entitled thereto, or if such Participant or beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, conservator or other authorized representative of such Participant or beneficiary. The Company shall have the right to make payment directly to a Participant or beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or beneficiary and notice of the appointment of a duly authorized representative of his estate. Any such payment to an authorized representative for the benefit of a Participant or beneficiary shall be a complete discharge of all liability of the Company herefor.

                                  ARTICLE XII
                                  -----------

                                 CONSTRUCTION
                                 ------------


          12.01  Governing Law.  This Plan shall be construed and governed in
                 -------------
accordance with the laws of the State of North Carolina.

          12.02  Gender.  The masculine gender, where appearing in the Plan,
                 ------
shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

          12.03  Headings, Etc.  The cover page of the Plan, the Table of
                 -------------
Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

          12.04  Date.  The effective date of this Plan is January 1, 1989.
                 ----

     IN WITNESS WHEREOF, this Plan is duly executed by Southern National Corporation's duly authorized officers as of the 15th day of June, 1989.


                                   SOUTHERN NATIONAL CORPORATION


                                   BY: /s/ Hector McLean
                                       ----------------------------

ATTEST:

/s/ Faye M. Hallowell
------------------------------
Secretary (Acting)

[Corporate Seal]

                                      33